UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2024
Opendoor Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39253	30-1318214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 N. Scottsdale Road, Suite 1600
Tempe,	AZ	85288
(Address of principal executive offices)		(Zip Code)
(480) 618-6760
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OPEN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director

On September 11, 2024, the Board of Directors (the “Board”) of Opendoor Technologies Inc. (the “Company”) approved the appointment of David Benson to the Board, effective immediately. Mr. Benson was appointed as a Class III director for a term expiring at the Company’s 2026 annual meeting of stockholders. Mr. Benson was also appointed to the Audit Committee of the Board, effective immediately.

Mr. Benson most recently served as President of Fannie Mae, the largest provider of mortgage credit in the United States with over $4 trillion assets, from August 2018 until his retirement in May 2024. As President, Mr. Benson oversaw each of Fannie Mae’s business units, single-family residential and multifamily, as well as several corporate functions, including Finance, IT, Operations, Strategy, Human Resources and Communications. In addition, Mr. Benson helped to pioneer the formation of Common Securitization Solutions, a cloud-native platform that enables the $7 trillion mortgage-backed securities market to achieve enhanced levels of liquidity and standardization. Mr. Benson also served as Interim Chief Executive Officer from May 2022 to December 2022, as a member of the board of directors from May 2022 to December 2022, as Interim Chief Financial Officer from May 2021 to November 2021, and as the interim head of Fannie Mae’s Single-Family business from January 2021 to May 2021. Mr. Benson joined Fannie Mae in 2002, and prior to his role as President, served in a range of leadership roles, including as Executive Vice President and Chief Financial Officer, Executive Vice President—Capital Markets, Securitization & Corporate Strategy, and as Treasurer. Prior to joining Fannie Mae, Mr. Benson was Managing Director in the fixed income division of Merrill Lynch & Co., Inc., where, from 1988 through 2002, he served in several capacities in the areas of risk management, trading, debt syndication and e-commerce. Mr. Benson earned his B.S. in Psychobiology from the University of California, Los Angeles, his M.B.A. from Stanford University and his M.D. from Harvard Medical School.

In connection with his appointment, Mr. Benson has entered into the Company’s standard form of indemnification agreement for directors and officers.

Mr. Benson will be compensated as a member of the Board under the terms of the Company’s Non-Employee Director Compensation Policy (the “Policy”), which provides for (i) an annual cash retainer of (a) $50,000 for serving on the Board and (b) $10,000 for his service as a member of the Company’s Audit Committee and (ii) an annual grant, on the date of the Company’s annual meeting of stockholders, of restricted stock units (“RSUs”) for that number of shares of common stock equal to $200,000 divided by the Share Price (as defined in the Policy), rounded to the nearest whole share (the “Annual Grant”) and that vests in a single installment on the earlier to occur of (a) the Company’s next annual meeting of stockholders or (b) the first anniversary of the date of grant of the Annual Grant, subject to the director’s continued service on the Board through such vesting date. Pursuant to the Policy, upon his appointment to the Board, Mr. Benson received a prorated Annual Grant of 78,432 RSUs on September 11, 2024.
Item  8.01 Other Events.
On September 12, 2024, the Company issued a press release announcing the director appointment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
Item 9.01Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 12, 2024
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opendoor Technologies Inc.

Date: September 12, 2024	By:	/s/ Carrie Wheeler
	Name:	Carrie Wheeler
	Title:	Chief Executive Officer
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